Exhibit 99.1

AXSYS TECHNOLOGIES THIRD QUARTER OPERATING INCOME UP 80%

ON 35% SALES GROWTH

Company Raises 2005 Guidance

ROCKY HILL, CT – October 26, 2005 – Axsys Technologies, Inc. (NASDAQ:AXYS), a global leader in the design, manufacture and distribution of precision optical solutions, today announced financial results for the third quarter ended October 1, 2005.

Third Quarter Financial Highlights – versus fiscal 2004 third quarter:

•                  Sales rose 35% to $35.6 million.

•                  Gross margin increased to 31.5% from 30.2%.

•                  Operating income was up 80% to $4.0 million; operating margin rose to 11.2% from 8.4%.

•                  Net income was $1.7 million or $0.22 per diluted share in the third quarter of 2005, reflecting the return to a normalized tax rate, compared to $1.9 million or $0.26 per diluted share in the 2004 period.

•                  Total backlog of firm orders at the end of the third quarter was a record $108.6 million.

The Company’s acquisition of Diversified Optical Products, Inc. (DiOP) on May 2, 2005 coupled with strong military spending on surveillance and targeting programs contributed to the year-over-year growth.  Organic year-over-year revenue growth during the comparable period was 9%.

Net income of $1.7 million in the third quarter of 2005 was impacted by the return to a normalized tax rate of 37.5%, compared to a tax rate of 10.0% in the comparable period of 2004.  In addition, Axsys incurred a pre-tax charge of $480,000 as a result of the write-off of loan origination fees and other expenses associated with the early termination of acquisition-related financing arrangements, which impacted earnings by $0.04 per diluted share in the quarter.

Segment Sales (in millions):

	Three Months Ended:		Nine Months Ended:
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004
Optical Systems Group	$29.3	$19.9	$78.8	$56.4
Distributed Products Group	6.2	6.5	18.8	19.1

“The third quarter was a success for Axsys on many levels,” said Stephen W. Bershad, Chairman and Chief Executive Officer of Axsys.  “Financial performance exceeded our expectations, and importantly, we continued to book substantial quantities of new business.”

“During this quarter, we also completed a $62 million public equity offering, the net proceeds of which were used to repay existing term loans established in association with our recent acquisition of DiOP,” continued Mr. Bershad.  “As a result of this offering, Axsys has a debt-free balance sheet.”

Fiscal 2005 Guidance Update

“As a result of our strong performance in the third quarter, we are raising our fiscal year 2005 guidance,” concluded Mr. Bershad.  “At this time, we expect sales of approximately $133.0 million and operating income of approximately $13.9 million for fiscal 2005, up from our previous guidance of $131.0 million and $13.6 million, respectively.  This guidance represents year-over-year sales growth of 29% and operating income growth of 49%.”

Conference Call

Management will conduct a conference call to discuss the financial results on Thursday, October 27, 2005, at 10:00 am ET.  Interested parties may participate in the call by dialing 706-679-3148 – please call in 10 minutes before the call is scheduled to begin and ask for the Axsys Technologies call.  The conference call will be broadcast live over the Internet via the Investors section of the Company’s web site at www.axsys.com.  To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical solutions for high technology applications, serving the aerospace, defense and high performance commercial markets.  For more information, visit www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully, including the acquisition of Diversified Optical Products; the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions.  These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys.   Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.  For more information concerning the foregoing risks and uncertainties, see the Securities and Exchange Commission filings for Axsys.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Axsys Technologies, Inc.		The Equity Group Inc.
David A. Almeida, CFO		Lauren Barbera
(860) 257-0200		(212) 836-9610, LBarbera@equityny.com
www.axsys.com		www.theequitygroup.com

AXSYS TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Net sales	$35,571	$26,356	$97,603	$75,491
Cost of sales	24,369	18,407	67,611	52,940
Gross margin	11,202	7,949	29,992	22,551

Selling, general and administrative expenses	6,254	5,055	17,300	14,321
Research, development and engineering expenses	975	681	2,763	1,984
Write-off of restructuring accrual	—	—	—	(50)
Operating income	3,973	2,213	9,929	6,296
Interest expense	(889)	(75)	(1,662)	(183)
Interest income	40	9	116	43
Loss on extinguishment of debt	(480)	—	(480)	—
Other (expense) income, net	(4)	(7)	32	(29)

Income from continuing operations before income taxes	2,640	2,140	7,935	6,127
Provision for income taxes	990	213	2,976	612
Income from continuing operations	1,650	1,927	4,959	5,515
Loss from discontinued operations, net of tax	—	—	(150)	—
Net income	$1,650	$1,927	$4,809	$5,515

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.23	$0.27	$0.69	$0.79
Discontinued operations	—	—	(0.02)	—
Total	$0.23	$0.27	$0.67	$0.79
Weighted average basic common shares outstanding	7,269,843	7,040,110	7,142,273	7,009,215
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.22	$0.26	$0.66	$0.76
Discontinued operations	—	—	(0.02)	—
Total	$0.22	$0.26	$0.64	$0.76
Weighted average dilutive common shares outstanding	7,632,385	7,319,353	7,506,357	7,241,249

AXSYS TECHNOLOGIES, INC.

Consolidated Balance Sheets

(Unaudited, in thousands)

	October 1, 2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,959	$6,000
Accounts receivable – net	18,498	15,715
Inventories – net	37,066	29,698
Deferred income taxes	3,308	3,553
Other current assets	1,164	1,020
TOTAL CURRENT ASSETS	65,995	55,986
PROPERTY, PLANT AND EQUIPMENT – net	15,167	13,337
AMORTIZABLE INTANGIBLE ASSETS - net	10,754	2,127
GOODWILL	57,581	13,013
OTHER ASSETS	1,139	1,352
TOTAL ASSETS	$150,636	$85,815

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,130	$6,459
Accrued expenses and other liabilities	13,559	9,513
Deferred income	7,526	7,195
Current portion of long-term capital lease obligations	—	368
Current portion of long-term debt	—	1,000
TOTAL CURRENT LIABILITIES	29,215	24,535
CAPITAL LEASES, less current portion	—	150
LONG-TERM DEBT, less current portion	—	3,333
OTHER LONG-TERM LIABILITIES	5,038	4,704
SHAREHOLDERS’ EQUITY:
Common stock, authorized 30,000,000 shares, issued 10,636,734 shares at October 1, 2005 and 7,186,734 shares at December 31, 2004	106	72
Capital in excess of par	97,605	39,612
Accumulated other comprehensive loss	(3)	(97)
Retained earnings	19,198	14,389
Treasury stock, at cost, 63,902 shares at October 1, 2005 and 130,216 shares at December 31, 2004	(523)	(883)
TOTAL SHAREHOLDERS’ EQUITY	116,383	53,093

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$150,636	$85,815